Exhibit 10.02c

NON-QUALIFIED STOCK OPTION CONTRACT

This NON-QUALIFIED STOCK OPTION CONTRACT is made by and between MONRO, INC., a New York corporation with its principal executive offices at 200 Holleder Parkway, Rochester, New York 14615 (the “Company”) and____________-_, an individual with an address of _____________________________________ (“You” or “Your”).

The parties hereby agree as follows:

1.

Grant of Option.  Pursuant to the terms of the Company’s 2007 Stock Incentive Plan (the “Plan”), the Company hereby grants to You a Non-Qualified Stock Option (the “Option”) to purchase an aggregate of ______ shares of the Company’s Common Stock, par value $.01 per share, at an exercise price of $____ per share.  This Option may be exercised at and from time to time, in whole or in part, subject to the further conditions contained herein.  The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2.

Term.  The term of this Option shall be six years from the date hereof, subject to earlier termination as provided in the Plan, and subject to the restrictions concerning the exercise of Options set forth therein.

3.

Exercisability.
(a)  Subject to Your continued employment with the Company, this Option shall become exercisable with respect to the shares of Common Stock in accordance with the following schedule:

Time from Date of GrantAmount Exercisable

One Year25%
Two Years50%
Three Years75%
Four Years100%

(b)  Notwithstanding the provisions of Section 3(a) above, the exercise of such option is subject to certain restrictions in the event of Your death,  termination or resignation from, or if You otherwise leave Your employment with, the Company,  as further detailed in the provisions of the Plan.

4.

Payment of Exercise Price.  In order for this Option to be exercised, in whole or in part, You must notify the Company in writing of such exercise, specifying the number of shares being exercised and accompanied by payment in full of the aggregate exercise price for the number of shares being purchased.  The purchase price for the shares shall be paid to the Company in full at the time of exercise at Your election  (i) in cash or its equivalent (e.g., by check), (ii)  in shares having a Market Price equal to the aggregate exercise price for the shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares have been held by You for no less than such period as established from time to time by the Committee, if any, or generally accepted accounting principles), (iii) partly in cash and partly in such shares, (iv) subject to the terms and conditions established by the Committee, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price for the shares being purchased or (v) such other method approved by the Committee.

5.	Transferability. This Option is not transferable by You other than by Will or the laws of descent and distribution and is exercisable, during Your lifetime, only by You.

6.

Binding Effect.  This Option shall be binding upon and inure to the benefit of any successor or assignee of the Company and any executor, administrator, legal representative, legatee or distributee entitled by law to exercise Your rights hereunder.

7.

Option Plan.  You hereby agree to all the terms and provisions of the Plan and any future amendment to the Plan, which are expressly incorporated into this Option and made a part of this Option as if printed herein; provided, that no modification or amendment of the Plan may, without the express consent of the Optionee, adversely affect the rights of the Optionee under this Option.  A current copy of the Plan will be provided to the Optionee by the Company at any time and without charge, upon request.  Capitalized terms not otherwise defined in this Agreement shall have the same meaning as in the Plan.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

8.

Changes in Your Employment Status. As set forth in greater detail in Article 8 of the Plan, the Option will be effected by certain changes in Your employment status with the Company.  As a general rule, except as otherwise provided by this Section 8 or by Article 8 of the Plan, or unless otherwise notified in writing, upon Your termination or resignation from, or if You otherwise leave Your employment with, the Company, the unvested portion of the Option shall terminate and the vested portion may only be exercised up to thirty (30) days following the end of Your employment, but no later than the Option’s original expiration date.  In the event of Your Disability while an employee of the Company or Your Retirement from the Company (both as expressly defined in Article 8 of the Plan), the unvested portion of the Option shall terminate and the vested portion may be exercised up to one (1) year following such Disability or Retirement, but in no event later than the Option’s original expiration date.  Finally, in the event of Your death while an employee of the Company, the unvested portion of the Option shall vest immediately and the Option may be exercised by the Optionee’s Designated Beneficiary (as defined in Article 8 of the Plan) up to one (1) year from the date of death, but no later than the Option’s original expiration date.

9.	Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

10.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.

Non-Solicitation Covenant.  In consideration of receiving this Option, You agree that while working for the Company and for one year thereafter (regardless of the reason for Your leaving), You will not, in any way, directly or indirectly, either for Your own benefit or for the benefit or purpose of anyone else, solicit, encourage or hire anyone who works for the Company to become an employee of any other business, or otherwise interfere with the Company’s relationship with any of its employees, or assist anyone else in doing so.  You agree and acknowledge that any violation of this Section will cause the Company considerable harm, so the Company will be entitled to obtain immediate and permanent injunctive relief preventing any violation or continuing violation of this Section.  You agree that upon any violation of this Section, this Option shall automatically and immediately terminate (whether vested or unvested), and the Company shall also have the right to recover from You any shares that You received from the exercise of this Option or the value (at the time of sale or other transfer) of any such shares that you have sold or otherwise transferred.  In the event that any part of this Section is determined by a court of competent jurisdiction to be unenforceable because it is unreasonable, it is the intent of the Company and You that the court will revise this Section so as to apply to the greatest limitations considered enforceable by the court.

IN WITNESS WHEREOF, the Company has caused this Option to be executed on its behalf by its duly authorized officer, and You have executed this option on your own behalf, as of the 9th day of May, 2024.

YOU:COMPANY:

MONRO, INC.

__________________________________By:______________________________________